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                PLEASE READ CAREFULLY THE MATERIALS ACCOMPANYING
               AND CONTAINED WITHIN THIS BALLOT BEFORE COMPLETING
                 EACH SECTION AND MARKING YOUR CHOICES CLEARLY.

              YOU SHOULD NOT RETURN THIS BALLOT IF YOU DO NOT WISH
           TO CHANGE THE VOTE THAT YOU PREVIOUSLY CAST IN THESE CASES.

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                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF LOUISIANA

In re:                                  )         No. 95-14545
                                        )         Section A
HARRAH'S JAZZ COMPANY,                  )
                                        )         Chapter 11
               Debtor.                  )         Reorganization
----------------------------------------)
                                        )
In re:                                  )         No. 95-14544
                                        )         Section A
HARRAH'S JAZZ FINANCE CORP.,            )
                                        )         Chapter 11
               Debtor.                  )         Reorganization
----------------------------------------)
                                        )
In re:                                  )
                                        )         No. 95-14871
HARRAH'S NEW ORLEANS                    )         Section A
INVESTMENT COMPANY,                     )
                                        )         Chapter 11
               Debtor.                  )         Reorganization
----------------------------------------)

               BALLOT FOR CHANGING VOTE ON DEBTORS' ORIGINAL PLAN

          Holders of claims against the above-captioned debtors should use this ballot only if they wish to change the votes that they previously cast in these cases. If you do not wish to change your previous vote(s), please do not return this ballot.

A PLAN OF REORGANIZATION CAN BE CONFIRMED BY THE COURT AND THEREBY MADE BINDING ON YOU IF IT IS ACCEPTED BY THE HOLDERS OF AT LEAST TWO-THIRDS IN AMOUNT AND MORE THAN ONE-HALF IN NUMBER OF CLAIMS IN EACH CLASS AND THE HOLDERS OF AT LEAST TWO-THIRDS IN AMOUNT OF EQUITY SECURITY INTERESTS IN EACH CLASS VOTING ON THE PLAN. THE "ORIGINAL PLAN" REFERRED TO IN THIS BALLOT RECEIVED THE REQUISITE VOTES FOR CONFIRMATION BY THE COURT. VOTES CAST ON THE ORIGINAL PLAN WILL BE DEEMED TO HAVE BEEN VOTED WITH RESPECT TO THE "MODIFIED PLAN" REFERRED TO IN THIS BALLOT IN THE SAME MANNER IN WHICH THEY WERE CAST ON THE ORIGINAL PLAN, UNLESS CREDITORS ELECT TO CHANGE THEIR VOTES.

ACCORDINGLY, UNLESS A SUFFICIENT AMOUNT AND NUMBER OF CREDITORS CHANGE THEIR VOTES WITH RESPECT TO THE MODIFIED PLAN SUCH THAT ANY CLASS HAS NOT ACCEPTED THE MODIFIED PLAN BY THE REQUISITE MAJORITIES (AS SET FORTH ABOVE), THE MODIFIED PLAN CAN BE CONFIRMED BY THE COURT AND THEREBY MADE BINDING ON YOU. IN THE EVENT THAT SUFFICIENT VOTES ARE CHANGED AND THUS THE REQUISITE ACCEPTANCES ARE NOT OBTAINED, THE COURT NEVERTHELESS MAY CONFIRM THE MODIFIED PLAN IF THE COURT FINDS THAT THE MODIFIED PLAN ACCORDS FAIR AND EQUITABLE TREATMENT TO THE CLASS OR CLASSES REJECTING IT AND OTHERWISE SATISFIES THE REQUIREMENTS OF
SECTION 1129(B) OF THE BANKRUPTCY CODE.

The above-captioned debtors (the "Debtors"), together with Harrah's Entertainment, Inc., proposed the Third Amended Joint Plan of Reorganization, dated February 26, 1997 (the "Original Plan"). The Debtors distributed to creditors the Debtors' Third Amended Joint Disclosure Statement Pursuant to
Section 1125 of the Bankruptcy Code, dated February 26, 1997, along with copies of the Original Plan, voting instructions and ballots. After a vote by the Debtors' creditors and a hearing on confirmation of the Original Plan, the United States Bankruptcy Court for the Eastern District of Louisiana confirmed the Debtors' Original Plan on April 28, 1997. The Effective Date of the Original Plan was conditioned upon, among other things, the execution and delivery of an Amended Casino Operating Contract and all necessary approvals, if any, from the State of Louisiana. Although the Louisiana Gaming Control Board approved the Amended Casino Operating Contract and related documents, the State has taken the position that the State legislature must also give its approval, which the State legislature failed to do in its regular session which adjourned on June 23, 1997. To insure that the State legislature's failure to act with respect the Amended Casino Operating Contract does not impair the Debtors' efforts to reorganize, the Proponents have proposed the Third Amended Joint Plan of Reorganization as Amended Pre- and Post-Confirmation (the "Modified Plan"). (Capitalized terms not otherwise defined in this Ballot have the meanings assigned to them by the Original Plan or the Modified Plan as the context requires.) Pursuant to Section 1127(d) of the Bankruptcy Code, the Debtors are distributing this ballot in order to give holders of claims an opportunity to change their previously cast votes accepting or rejecting the Original Plan.
You are receiving this ballot because you returned a ballot with respect to the Original Plan and are, therefore, entitled to change the vote(s) that you previously cast in these cases. However, if your claim against the Debtors' estates is unliquidated, disputed, or contingent or is subject to an objection filed with the Bankruptcy Court, your vote will not be counted.

Below you will be asked to make a decision -- whether, as a creditor, you wish to change your previous vote(s) to accept or reject the Original Plan. To change the vote(s) that you previously cast to accept or reject the Original Plan, please mark the appropriate boxes below.

UNDER SECTION 1127 OF THE BANKRUPTCY CODE, IF YOU DO NOT CHANGE YOUR VOTE, YOU WILL BE DEEMED TO HAVE VOTED IN THE MANNER IN WHICH YOU VOTED ON THE ORIGINAL PLAN. ACCORDINGLY IF YOU DO NOT WISH TO CHANGE YOUR VOTE(S), YOU NEED NOT AND SHOULD NOT RETURN THIS BALLOT.

To change your previously cast vote(s), you must fully and accurately complete this ballot and return it to the following address so as to be received no later than 11:00 p.m., Central Daylight Savings Time, on September 8, 1997:

                    Balloting Agent for IN RE HARRAH'S JAZZ COMPANY, ET AL. c/o Price Waterhouse LLP
                    P.O. Box 81109
                    Chicago, Illinois  60681

I.   CHANGE OF PREVIOUSLY CAST VOTE(S)

If you wish to change your vote(s), please mark your previous vote(s) on the Original Plan next to the class or classes in which you voted and then mark your new vote(s) on the Modified Plan in the corresponding box.

--------------------------------------------------------------------------------
Name of Class                 Vote on Original Plan    Vote on Modified Plan
--------------------------------------------------------------------------------
Class A1 (Other Priority      / / Accept  / / Reject   / / Accept  / / Reject
Claims Against HJC)
--------------------------------------------------------------------------------
Class A2 (Non-Bondholder      / / Accept  / / Reject   / / Accept  / / Reject
Secured Claims Against HJC)
--------------------------------------------------------------------------------
Class A3 (Bank Claims and     / / Accept  / / Reject   / / Accept  / / Reject
Old Bank Collateral Agent
Claims Against HJC)
--------------------------------------------------------------------------------
Class A4 (Bondholder Claims   / / Accept  / / Reject   / / Accept  / / Reject
Against HJC)
--------------------------------------------------------------------------------
Class A5 (Old Indenture       / / Accept  / / Reject   / / Accept  / / Reject
Predecessor Trustee and Old
Indenture Predecessor
Collateral Agent Claims
Against HJC)
--------------------------------------------------------------------------------
Class A6 (WARN Act Claims     / / Accept  / / Reject   / / Accept  / / Reject
Against HJC)
--------------------------------------------------------------------------------
Class A7 (General Unsecured   / / Accept  / / Reject   / / Accept  / / Reject
Claims Against HJC)
--------------------------------------------------------------------------------
Class B1 (Other Priority      / / Accept  / / Reject   / / Accept  / / Reject
Claims Against Finance
Corp.)
--------------------------------------------------------------------------------
Class B2 (Bank Claims         / / Accept  / / Reject   / / Accept  / / Reject
Against Finance Corp.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name of Class                 Vote on Original Plan    Vote on Modified Plan
--------------------------------------------------------------------------------
Class B3 (Bondholder Claims   / / Accept  / / Reject   / / Accept  / / Reject
Against Finance Corp.)
--------------------------------------------------------------------------------
Class B4 (WARN Act Claims     / / Accept  / / Reject   / / Accept  / / Reject
Against Finance Corp.)
--------------------------------------------------------------------------------
Class B5 (General Unsecured   / / Accept  / / Reject   / / Accept  / / Reject
Claims Against Finance
Corp.)
--------------------------------------------------------------------------------
Class C1 (Other Priority      / / Accept  / / Reject   / / Accept  / / Reject
Claims Against HNOIC)
--------------------------------------------------------------------------------
Class C2 (Secured Claims      / / Accept  / / Reject   / / Accept  / / Reject
Against HNOIC)
--------------------------------------------------------------------------------
Class C3 (WARN Act Claims     / / Accept  / / Reject   / / Accept  / / Reject
Against HNOIC)
--------------------------------------------------------------------------------
Class C4 (Unsecured Claims    / / Accept  / / Reject   / / Accept  / / Reject
Against HNOIC For Which HJC
Is Liable)
--------------------------------------------------------------------------------
Class C5 (General Unsecured   / / Accept  / / Reject   / / Accept  / / Reject
Claims Against HNOIC)
--------------------------------------------------------------------------------
Class C6 (NOLDC/Showboat      / / Accept  / / Reject   / / Accept  / / Reject
Claims Against HNOIC)
--------------------------------------------------------------------------------

II.  CERTIFICATIONS

By returning this Ballot For Changing Vote on Debtors' Original Plan ("Ballot"), the undersigned creditor certifies that:

     a. It / / does // / does not, as of the date below, hold a claim against one or more of the Debtors;

     b. It has previously cast one or more votes on the Debtors' Original Plan in the class(es) set forth above and it wishes to change such vote(s) as set forth above;

     c. It has not submitted any other Ballots, or if it has submitted other Ballots, such earlier Ballots are hereby revoked;

     d. It has been provided with a copy of the Debtors' Fourth Amended Summary Joint Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, dated as of July 24, 1997 (the "Summary Disclosure Statement");

     e. It has the full power and authority to change its previous vote(s) to accept or reject the Original Plan; and

     f. It acknowledges that this solicitation is subject to all the terms and conditions set forth in the Summary Disclosure Statement.

       YOUR BALLOT WILL NOT BE COUNTED UNLESS RECEIVED BY PRICE WATERHOUSE LLP AT THE ADDRESS LISTED ABOVE BY 11:00 P.M. (CDT) ON SEPTEMBER 8, 1997.

       THIS BALLOT DOES NOT CONSTITUTE AND SHALL NOT BE DEEMED A PROOF OF
              CLAIM OR AN ASSERTION OF A CLAIM AGAINST THE DEBTORS


Dated: ________________            Signature:
                                             -----------------------------------

                          By (if applicable):
                                             -----------------------------------
                                                       (print or type)

                         Title (if applicable):
                                               ---------------------------------
                                                       (print or type)


                         NAME:
                                 -----------------------------------------------
                         ADDRESS:
                                 -----------------------------------------------

                                 -----------------------------------------------

                                 -----------------------------------------------

                         CLAIM
                         AMOUNT:
                                 -----------------------------------------------